As filed with the Securities and Exchange Commission on January 29, 2026.

Registration No. 333-292266

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XCHG Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3612	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

XCharge Europe GmbH, Heselstücken 18,

22453 Hamburg, Germany

+49 4057128593

XCharge Energy USA Inc.

19121 Marketplace Avenue, Building 2-Suite 2-145

Kyle, TX 78640

+1 5122149159

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Aatish V. Patel

XCharge Energy USA Inc.

19121 Marketplace Avenue, Building 2-Suite 2-145

Kyle, TX 78640

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Xiaoxi Lin	John Owen
Morrison & Foerster LLP	Morrison & Foerster LLP
33/F, Edinburgh Tower, The Landmark, 15 Queen’s Road Central	250 West 55th Street
Hong Kong	New York, NY 10019-9601
Tel: +852 25850888	Tel: (212) 468-8000

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

1

EXPLANATORY NOTE

XCHG Limited is filing this Amendment No. 1 (this “Amendment”) to the Registration Statement on Form F-3 (File No. 333-292266) originally filed on December 19, 2025 (the “Registration Statement”) solely for the purpose of updating the consents of the company’s independent auditors filed as Exhibits 23.1 and 23.2 to the Registration Statement. Other than as expressly set forth herein, this Amendment No. 1 does not, and does not purport to, amend or restate any other information contained in the Registration Statement nor does this Amendment No. 1 reflect any events that have occurred after the Registration Statement was filed.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Under the Registrant’s memorandum and articles of association, to the fullest extent permissible under Cayman Islands law every director and officer of the Registrant shall be indemnified against all actions, proceedings, costs, charges, losses, damages and expenses incurred or sustained by such directors or officers by reason of any act done or omitted in or about the execution of their duty in their respective offices, other than by reason of such person’s own fraud or dishonesty.

Pursuant to the Registrant’s form indemnification agreements, the Registrant has agreed to indemnify our directors and executive officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of the Registrant.

The underwriting agreement, the form of which will be filed as an exhibit to this registration statement, will provide for indemnification of the Registrant’s directors and officers by the underwriters against certain liabilities. These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

The exhibits listed on the exhibit index at the end of this Registration Statement have been furnished together with this Registration Statement.

Item 10. Undertakings

(a)
The undersigned registrant hereby undertakes:
(i)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(1)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(2)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(3)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i)(1), (a)(i)(2) and (a)(i)(3) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(ii)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(iv)
To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.
(v)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(1)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(2)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(vi)
That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities of the undersigned registrant, the undersigned registrant undertakes that in a primary offering of its securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(1)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(2)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(3)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(4)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1

Third Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.2 to our registration statement on Form F-1 (File No. 333-276802), as amended, initially filed with the SEC on February 1, 2024)

4.1	Form of Specimen American Depositary Receipt (included in Exhibit 4.3)
4.2

Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to our registration statement on Form F-1 (File No. 333-276802), as amended, initially filed with the SEC on February 1, 2024)

4.3

Deposit Agreement, dated September 9, 2024, by and between the Registrant, the depositary and owners and holders of the American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 2.3 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 23, 2025)

4.4*	Form of Warrant Agreement (including Form of Warrant Certificate)
4.5*	Form of Unit Agreement (including Form of Unit Certificate)
4.6*	Form of Rights Agreement (including Form of Rights Certificate)
4.7*	Form of Indenture
4.8*	Form of Note
5.1†	Opinion of Maples and Calder (Hong Kong) LLP
23.1	Consent of KPMG Huazhen LLP
23.2	Consent of Marcum Asia CPAs, LLP, Independent Registered Public Accounting Firm
23.3†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
24.1†	Powers of Attorney (included on signature page to the initial filing of this registration statement)
25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture filed as Exhibit 4.3 above
107†	Filing Fee Table

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.

† Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Texas, on January 29, 2026.

XCHG Limited

By:	/s/ Yifei Hou
	Name:	Yifei Hou
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons on January 29, 2026 in the capacities indicated:

Signature	Title

/s/ Yifei Hou	Director and Chief Executive Officer (principal executive officer)
Yifei Hou

/s/ Joel Adalberto Gallo	Chief Financial and Accounting Officer (principal financial and accounting officer)
Joel Adalberto Gallo

/s/ *	Chairman of the Board of Directors and Chief Technology Officer
Rui Ding

/s/ *	Director
Rodney James Huey

/s/ *	Director
Alberto Méndez Rebollo

* By:	/s/ Joel Adalberto Gallo
Joel Adalberto Gallo
Attorney-in-fact

II-5

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of XCHG Limited, has signed this registration statement or amendment thereto in Texas on January 29, 2026.

Authorized U.S. Representative

By:	/s/ Aatish V. Patel
	Name:	Aatish V. Patel
	Title:	President

II-6